PRICING SUPPLEMENT NO. 97-16 Dated December 2,1997    Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997          File No. 333-30543


                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


Credit Suisse First Boston Corporation purchased $31,500,000 principal amount of these Medium-Term Notes, Series I, maturing on September 5, 2000, at a principal price of $31,500,000 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  September 5, 2000     Interest Reset Dates:
                                        Same as Interest Payment Dates
CUSIP Number:  08172MHE9
                                      Settlement Date (Issue Date):
Interest Rate Basis:                    December 5, 1997
  LIBOR
                                      Calculation Agent:
Index Maturity:  3-month                The Chase Manhattan Bank

Specify Other Base Rate:  N/A         Optional Repayment Dates(s):
                                        N/A
Spread: plus 0.10%
                                      Additional Terms:
Spread Multiplier:  N/A                 For the purposes of the Notes
                                        contemplated hereunder, interest
Maximum Interest Rate:  N/A             payments will include interest
                                        accrued to, but excluding the
Minimum Interest Rate:  N/A             Interest Payment Date.

Interest Payment Dates:
 The 5th of each March, June,
 September and December,
 commencing on March 5, 1998
 through and including the
 Maturity Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date